090201

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number **20130076074-60**
Ross Miller Secretary of State State of Nevada	Filing Date and Time **02/04/2013 9:17 AM**
	Entity Number **C12660-2004**

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

COMPASS BIOTECHNOLOGIES INC.

2. The articles have been amended as follows: (provide article numbers, if available)

ARTICLE V: The Capital Stock is hereby amended as follows:
The capital stock shall consist of 2,000,000,000 shares of common stock, $0.00001 par value, entitled to 1 vote per share, 100,000,000 shares of Preferred A stock, $0.0001 par value,, entitled to 100 votes per 1 share. A preferred Class, Series C, par value $0.0001 per share - 3 shares Authorized. Preferred Stock Class, Series B, par value $0.0001 per share - 10,000,000 shares Authorized. To the fullest extent permitted by the laws of the State of Nevada (currently set forth in NRS 78.195 and 78.1955), as the same now exists or may hereafter be amended or supplemented, the Board of Directors may fix and determine the designations, rights, preferences of each class or series within each class of capital stock of the Corporation. The Corporation may issue the shares of stock at the discretion of the Board of Directors.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 540,000,000

4. Effective date and time of filing: (optional) Date: 01/18/2013 Time: 11:00am

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X ______________________

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

EXHIBIT 25

STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

OFFICE OF THE
SECRETARY OF STATE

RICHARD SHYKORA

NV

Job:C20130314-1839
March 14, 2013

Special Handling Instructions:
Email out 3-14-2013 designation. Ras

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Designation	20130172881-73	3/14/2013 1:02:16 PM	1	$175.00	$175.00
24 Hour Expedite	20130172881-73	3/14/2013 1:02:16 PM	1	$125.00	$125.00
Total					$300.00

Payments

Type	Description	Amount
Credit	125779|13031471748549	$300.00
Total		$300.00

Credit Balance: $0.00

Job Contents:
File Stamped Copy(s): 1

RICHARD SHYKORA

NV

150101

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Designation
(PURSUANT TO NRS 78.1955)

Filed in the office of	Document Number 20130172881-73
Ross Miller Secretary of State State of Nevada	Filing Date and Time 03/14/2013 1:02 PM
	Entity Number C12660-2004

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation For Nevada Profit Corporations (Pursuant to NRS 78.1955)

1. Name of corporation:

COMPASS BIOTECHNOLOGIES INC.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

Series B Preferred stock and Series C Preferred stock with the respective powers, preferences, limitations, restrictive and relative rights as set forth on the attached Exhibit.

3. Effective date of filing: (optional) March 14, 2013

(must not be later than 90 days after the certificate is filed)

4. Signature: (required)

X

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

AMENDMENT TO THE
BYLAWS
OF
Compass Biotechnologies, Inc.

Pursuant to the Article of Incorporation , and the Laws of the State of Nevada, the following action is taken and approved by the Board of Directors of Compass Biotechnologies, Inc. by unanimous written consent as if a meeting had been properly called and held and all the directors were present at the meeting and voted in favor of such action:

All of the Directors of Compass Biotechnologies , Inc. have unanimously approved the following amendment to the Bylaws of this corporation:

A NEW ARTICLE VII-A. is added as follows:

ARTICLE VII-A., SECTION 1.

CERTIFICATE OF RE-DESIGNATION, SERIES C PREFERRED STOCK

1.1 RE-DESIGNATION. The class of stock of this corporation heretofore named "Preferred Stock" shall be re-named and designated "Series C Preferred Stock". It shall have 3 shares authorized at $0.0001 par value per share.

1.2 CONVERSION RIGHTS.

a. If at least one share of Series C Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series C Preferred Stock at any given time, regardless of their number, shall be convertible into the number of shares of Common Stock which equals four times the sum of: i) the total number of shares of Common Stock which are issued and outstanding at the time of conversion, plus ii) the total number of shares of Series B Preferred Stocks which are issued and outstanding at the time of conversion.

b. Each individual share of Series C Preferred Stock shall be convertible into the number of shares of Common Stock equal to:

> [four times the sum of: {all shares of Common Stock issued and outstanding at time of conversion + all shares of Series B Preferred Stocks issued and outstanding at time of conversion}]
>
> divided by:
>
> [the number of shares of Series C Preferred Stock issued and outstanding at the time of conversion]

1.3 ISSUANCE. Shares of Preferred Stock may only be issued in exchange for the

Initial

partial or full retirement of debt held by Management, employees or consultants, or as directed by a majority vote of the Board of Directors. The number of Shares of Preferred Stock to be issued to each qualified person (member of Management, employee or consultant) holding a Note shall be determined by the following formula:

For retirement of debt:

$$\sum_{i=1}^{n} x_i = \text{number of shares of Series C Preferred Stock to be issued}$$

where $X_1 + X_2 + X_3 \ldots + \ldots X_n$ represent the discrete notes and other obligations owed the lender (holder), which are being retired.

1.4 VOTING RIGHTS.

a. If at least one share of Series C Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series C Preferred Stock at any given time, regardless of their number, shall have voting rights equal to four times the sum of: i) the total number of shares of Common Stock which are issued and outstanding at the time of voting, plus ii) the total number of shares of Series B Preferred Stocks which are issued and outstanding at the time of voting.

b. Each individual share of Series C Preferred Stock shall have the voting rights equal to:

> [four times the sum of: {all shares of Common Stock issued and outstanding at time of voting + all shares of Series B Preferred Stocks issued and outstanding at time of voting}]
>
> divided by:
>
> [the number of shares of Series C Preferred Stock issued and outstanding at the time of voting]

Initial [signature]

ARTICLE VII-A., SECTION 2.

CERTIFICATE OF DESIGNATIONS, PREFERENCES, RIGHTS AND LIMITATIONS OF SERIES B PREFERRED STOCK

2.1. DESIGNATION AND NUMBER OF SHARES. 10,000,000 shares of Series B Preferred Stock, par value $0.0001 per share (the "Preferred Stock"), are authorized pursuant to Article II of the Corporation's Amended Certificate of Incorporation (the "Series B Preferred Stock" or "Series B Preferred Shares").

2.2. DIVIDENDS. The holders of Series B Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors, in its sole discretion.

2.3. LIQUIDATION RIGHTS. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any stock ranking junior to the Series B Preferred Stock, the holders of the Series B Preferred Stock shall be entitled to be paid out of the assets of the Corporation an amount equal to $1.00 per share or, in the event of an aggregate subscription by a single subscriber for Series B Preferred Stock in excess of $100,000, $0.997 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) (the "Preference Value"), plus all declared but unpaid dividends, for each share of Series B Preferred Stock held by them. After the payment of the full applicable Preference Value of each share of the Series B Preferred Stock as set forth herein, the remaining assets of the Corporation legally available for distribution, if any, shall be distributed ratably to the holders of the Corporation's Common Stock.

2.4. CONVERSION AND ANTI-DILUTION.
(a) Each share of Series B Preferred Stock shall be convertible at par value $0.00001 per share (the "Series B Preferred"), at any time, and/or from time to time, into the number of shares of the Corporation's common stock, par value $0.00001 per share (the "Common Stock") equal to the price of the Series B Preferred Stock as stated in 2.6 of the Bylaws, divided by the par value of the Series B Preferred, subject to adjustment as may be determined by the Board of Directors from time to time (the "Conversion Rate"). For example, assuming a $2.50 price per share of Series B Preferred Stock, and a par value of $0.0001 per share for Series B Preferred each share of Series B Preferred Stock would be convertible into 250,000 shares of Common Stock. Such conversion shall be deemed to be effective on the business day (the "Conversion Date") following the receipt by the Corporation of written notice from the holder of the Series B Preferred Stock of the holder's intention to convert the shares of Series B Stock, together with the holder's stock certificate or certificates evidencing the Series B Preferred Stock to be converted.

Initial

(b) Promptly after the Conversion Date, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of full shares of Common Stock issuable to the holder pursuant to the holder's conversion of Series B Preferred Shares in accordance with the provisions of this Section. The stock certificate(s) evidencing the Common Stock shall be issued with a restrictive legend indicating that it was issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), and that it cannot be transferred unless it is so registered, or an exemption from registration is available, in the opinion of counsel to the Corporation. The Common Stock shall be issued in the same name as the person who is the holder of the Series B Preferred Stock unless, in the opinion of counsel to the Corporation, such transfer can be made in compliance with applicable securities laws. The person in whose name the certificate(s) of Common Stock are so registered shall be treated as a holder of shares of Common Stock of the Corporation on the date the Common Stock certificate(s) are so issued.

All shares of Common Stock delivered upon conversion of the Series B Preferred Shares as provided herein shall be duly and validly issued and fully paid and non-assessable. Effective as of the Conversion Date, such converted Series B Preferred Shares shall no longer be deemed to be outstanding and all rights of the holder with respect to such shares shall immediately terminate except the right to receive the shares of Common Stock issuable upon such conversion.

(c) The Corporation covenants that, within 30 days of receipt of a conversion notice from any holder of shares of Series B Preferred Stock wherein which such conversion would create more shares of Common Stock than are authorized, the Corporation will increase the authorized number of shares of Common Stock sufficient to satisfy such holder of shares of Series B submitting such conversion notice.

(d) Shares of Series B Preferred Stock are anti-dilutive to reverse splits, and therefore in the case of a reverse split, are convertible to the number of Common Shares after the reverse split as would have been equal to the ratio established in Section 2.4(a) prior to the reverse split. The conversion rate of shares of Series B Preferred Stock, however, would increase proportionately in the case of forward splits, and may not be diluted by a reverse split following a forward split.

2.5 VOTING RIGHTS. Each share of Series B Preferred Stock shall have ten votes for any election or other vote placed before the shareholders of the Company.

2.6 PRICE.

(a) The initial price of each share of Series B Preferred Stock shall be $2.50.

Initial ______

(b) The price of each share of Series B Preferred Stock may be changed either through a majority vote of the Board of Directors through a resolution at a meeting of the Board, or through a resolution passed at an Action Without Meeting of the unanimous Board, until such time as a listed secondary and/or listed public market develops for the shares.

2.7 LOCK-UP RESTRICTIONS ON CONVERSION. Shares of Series B Preferred Stock may not be converted into shares of Common Stock for a period of: a) six (6) months after purchase, if the Company voluntarily or involuntarily files public reports pursuant to Section 12 or 15 of the Securities Exchange Act of 1934; or b) twelve (12) months if the Company does not file such public reports.

Adopted this 17th day of January, 2013
by all the Directors of the corporation.

Richard Shykora, Co-Chief Executive Officer

Initial

EXHIBIT 26

STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

OFFICE OF THE
SECRETARY OF STATE

Richard James Shykora Mr.
Compass Biotechnologies
8904-60th Avenue
Edmonton, Alberta T6E6A6

Job:C20130314-0898
March 14, 2013

Special Handling Instructions:

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Cert of Existence (good standing - short form)	12660-2004	5/12/2004	1	$50.00	$50.00
Total					$50.00

Payments

Type	Description	Amount
Credit	162931|13031471721760	$50.00
Total		$50.00

Credit Balance: $0.00

Job Contents:
Web Certificate of Good Standing Short(s): 1

Richard James Shykora Mr.
Compass Biotechnologies
8904-60th Avenue
Edmonton, Alberta T6E6A6

SECRETARY OF STATE

STATE OF NEVADA

CERTIFICATE OF EXISTENCE
WITH STATUS IN GOOD STANDING

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that I am, by the laws of said State, the custodian of the records relating to filings by corporations, non-profit corporations, corporation soles, limited-liability companies, limited partnerships, limited-liability partnerships and business trusts pursuant to Title 7 of the Nevada Revised Statutes which are either presently in a status of good standing or were in good standing for a time period subsequent of 1976 and am the proper officer to execute this certificate.

I further certify that the records of the Nevada Secretary of State, at the date of this certificate, evidence, **COMPASS BIOTECHNOLOGIES INC.**, as a corporation duly organized under the laws of Nevada and existing under and by virtue of the laws of the State of Nevada since May 12, 2004, and is in good standing in this state.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on March 14, 2013.

ROSS MILLER
Secretary of State

Electronic Certificate
Certificate Number: C20130314-0898
You may verify this electronic certificate online at **http://www.nvsos.gov/**